UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2006
MGI PHARMA, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota	55437

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 346-4700

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
The compensation payable to Dr. James O. Armitage as a result of his election to the Board of Directors of MGI PHARMA, INC. (the “Company”) is described under Item 5.02 below and incorporated herein by reference.
Section 5 – Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers.
On July 21, 2006, the Board of Directors of the Company, upon the recommendation of its Corporate Governance and Nominating Committee, appointed Dr. James O. Armitage to fill a vacancy on the Company’s Board of Directors. Dr. Armitage has not yet been assigned to serve on a committee of the Board of Directors.
There are no arrangements or understandings between Dr. Armitage and any other person pursuant to which Dr. Armitage was elected as a director. There have been no transactions, or series of related transactions, in the last year to which the Company or any of its subsidiaries was a party and in which Dr. Armitage or any members of Dr. Armitage’s immediate family had a direct or indirect material interest.
As explained in the Company’s 2005 Proxy Statement under the subheading “Board Compensation,” upon his appointment to the Board, Dr. Armitage automatically received an option under the Company’s Amended and Restated 1997 Stock Incentive Plan to purchase 15,000 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Stock Market on July 21, 2006. Dr. Armitage will receive an additional option to purchase 15,000 shares of Common Stock annually on the day of his re-election to the Board of Directors. The exercise price of all such options granted will be the fair market value of our common stock on the date of grant, and all such options vest in equal portions on each of the first four anniversaries of the date of grant of the option.
In addition, Dr. Armitage will receive $25,000 per year as an annual retainer as a non-employee director, payable quarterly, plus $3,000 for each meeting of the Board attended in person and $1,000 for each meeting of the Board attended by telephone.
A copy of the press release announcing Dr. Armitage’s appointment is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          The following are filed as exhibits to this Current Report on Form 8-K:
99.1	MGI PHARMA, INC. press release dated July 25, 2006, announcing the appointment of a new director.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGI PHARMA, INC.
Date: July 27, 2006	By:	/s/ William F. Spengler
William F. Spengler
Senior Vice President and Chief Financial Officer

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